50+ Years of Investing for the Long Run® 2Q24 W. P. Carey Inc. Investor Presentation Exhibit 99.3

Table of Contents Unless otherwise noted, all data in this presentation is as of June 30, 2024. Amounts may not sum to totals due to rounding. Overview Real Estate Portfolio Balance Sheet ESG 3 7 19 23

3 Overview

4 Size One of the largest owners of net lease real estate and among the top 25 REITs in the MSCI US REIT Index Diversification Highly diversified portfolio by geography, tenant, property type and tenant industry Track Record Successful track record of investing and operating through multiple economic cycles since 1973 led by an experienced management team Proactive Asset Management U.S. and Europe-based asset management teams Balance Sheet Investment grade balance sheet with access to multiple forms of capital Real Estate Earnings Stable cash flows derived from long-term leases that contain strong contractual rent bumps W. P. Carey (NYSE: WPC) is a REIT that specializes in investing in single-tenant net lease commercial real estate, primarily in the U.S. and Northern and Western Europe Company Highlights Orgill | Warehouse | Inwood, WV Fedrigoni | Industrial | Caponago, Italy

5 • Generate attractive risk-adjusted returns by investing in net lease commercial real estate, primarily in the U.S. and Northern and Western Europe • Protect downside by combining credit and real estate underwriting with sophisticated structuring and direct origination • Acquire “mission-critical” assets essential to a tenant’s operations • Create upside through rent escalations, credit improvements and real estate appreciation • Capitalize on existing tenant relationships through accretive expansions, renovations and follow-on deals • Hallmarks of our approach: • Diversification by tenant, industry, property type and geography • Disciplined • Opportunistic • Proactive asset management • Conservative capital structure Investment Strategy Transactions Evaluated on Four Key Factors Creditworthiness of Tenant • Industry drivers and trends • Competitor analysis • Company history • Financial wherewithal Criticality of Asset • Key distribution facility or profitable manufacturing plant • Critical R&D or data-center • Top performing retail stores Fundamental Value of the Underlying Real Estate • Local market analysis • Property condition • 3rd party valuation / replacement cost • Downside analysis / cost to re-lease Transaction Structure and Pricing • Lease terms – rent growth and maturity • Financial covenants • Security deposits / letters of credit

W. P. CAREY

Proactive Asset Management

Domestic and international asset management capabilities to address lease expirations, changing tenant credit profiles and asset repositioning or dispositions

- Asset management offices in New York and Amsterdam
- W. P. Carey has proven experience repositioning assets through re-leasing, restructuring and strategic disposition
- Generates value creation opportunities within our existing portfolio
- Five-point internal rating scale used to assess and monitor tenant credit and the quality, location and criticality of each asset

Asset Management Expertise

Transaction

- Leasing
- Dispositions
- Lease modifications
- Credit and real estate risk analysis
- Building expansions and redevelopment
- Tenant distress and restructuring

Operational

- Lease compliance
- Insurance
- Property inspections
- Non-triple net lease administration
- Real estate tax
- Projections and portfolio valuation

Asset Management Risk Analysis

Risk Management Scale

Tenant Credit	Bankruptcy	Watch List	Stable	Implied IG	Investment Grade
Asset Quality	Obsolete	Residual Risk	Stable	Class B	Class A
Asset Location	No Tenant Demand	Limited Tenant Demand / Challenging Location	Alternative Tenant Demand	Good Location / Active Market	Prime Location / High Tenant Demand
Asset Criticality	Not Critical	Non-Renewal	Possible Renewal	Critical-Renewal Likely	Highly Critical

6

7 Real Estate Portfolio

8 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2024. 2. Other includes leases attributable to percentage rent (i.e., participation in the gross revenues of the tenant above a stated level), as well as leases with no escalations. 3. Metrics shown for operating self-storage portfolio only; excludes net-lease self-storage assets which are captured in net-lease portfolio metrics. Large Diversified Portfolio (1) Ne t-L ea se P or tfo lio Number of Properties 1,291 Number of Tenants 346 Square Footage 170.1 million ABR $1.29 billion North America / Europe / Other (% of ABR) 64% / 35% / 1% Contractual Rent Escalation: CPI-linked / Fixed / Other (2) 53% / 44% / 3% WALT 12.0 years Occupancy 98.8% Investment Grade Tenants (% of ABR) 23.1% Top 10 Tenant Concentration (% of ABR) 19.5% Se lf- St or ag e (3) Number of Properties 89 Number of Units 55,514 Average Occupancy 90.5%

W. P. CAREY

Top 25 Net Lease Tenants (1)

One of the lowest Top 10 and 20 concentrations among the net lease peer group

Tenant	Description	Number of Properties	ABR ($ millions)	WALT (years)	% of Total
APOTEX	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer (2)	11	32	18.7	2.5%
METRO	Business-to-business retail stores in Italy leased to cash and carry wholesaler	19	28	4.3	2.1%
ExtraSpace Storage	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	27	26	19.8	2.0%
HELLWEG	Retail properties in Germany leased to German DIY retailer (3)	35	25	19.7	2.0%
ABC TECHNOLOGIES	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier (2)(4)	23	25	18.8	1.9%
FORTENOVA GRUPA	Grocery stores and warehouses in Croatia leased to European food retailer	19	25	9.8	1.9%
OBI	Retail properties in Poland leased to German DIY retailer	26	24	6.9	1.9%
NORD ANGLIA EDUCATION	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	23	19.2	1.8%
FEDRIGONI	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	23	19.4	1.8%
EROSKI	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	21	11.7	1.6%
Top 10 Total		**242**	**$252**	**14.9 yrs**	**19.5%**
THE QUIKRETE COMPANIES	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer (2)	27	20	19.0	1.6%
Advance Auto Parts	Distribution facilities in the U.S. leased to automotive aftermarket parts provider	29	20	8.6	1.5%
Berry	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	20	14.2	1.5%
PENDRAGON	Dealerships in the United Kingdom leased to automotive retailer	55	19	12.8	1.5%

9

W. P. CAREY

Top 25 Net Lease Tenants (continued) (1)

Tenant	Description	Number of Properties	ABR ($ millions)	WALT (years)	% of Total
True Value	Distribution facilities and manufacturing facility in the U.S. leased to global hardware wholesaler	9	19	14.1	1.4%
Senukai	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	18	7.6	1.4%
Hearthside Food Solutions	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer	18	17	18.1	1.3%
Jumbo	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	5	15	4.7	1.2%
Danske Fragtmænd	Distribution facilities in Demark leased to Danish freight company	15	14	12.6	1.0%
Dick's Sporting Goods	Retail properties and single distribution facility in the U.S. leased to sporting good retailer	9	13	6.0	1.0%
Top 20 Total		**437**	**$426**	**13.7 yrs**	**32.9%**
Intergamma	Retail properties in the Netherlands leased to European DIY retailer	36	13	9.1	1.0%
Lineage	Cold storage warehouse facilities in the Los Angeles and San Francisco areas leased to cold storage REIT	4	12	6.4	0.9%
Henkel	Distribution facility in Kentucky leased to global provider of consumer products and adhesives	1	11	17.8	0.9%
FM Logistic	Logistics facilities in the Czech Republic, Poland and Slovakia leased to French third-party logistics provider	4	11	1.3	0.8%
Harbor Freight	Distribution facilities in South Carolina leased to U.S. tool and equipment retailer	3	11	14.7	0.8%
Top 25 Total		**485**	**$483**	**13.3 yrs**	**37.3%**

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2024.
2. ABR from these properties is denominated in U.S. dollars.
3. During the first quarter of 2024, we entered into a lease restructuring with Hellweg, which included (i) abated rent from January 1, 2024 to March 31, 2024, (ii) a €4.0 million reduction in annual base rent and (iii) a seven-year lease extension, with a new lease maturity of February 2044.
4. Of the 23 properties leased to the tenant, nine are located in Canada, eight are located in the United States and six are located in Mexico.

10

W. P. CAREY

Property and Industry Diversification (1)

Property Type Diversification (% of ABR)


15%
35%
21%
29%
64%
Industrial / Warehouse

Industrial	35%
Warehouse	29%
Retail (2)	21%
Other (3)	15%

Tenant Industry Diversification (% of ABR)


10%
23%
3%
3%
3%
3%
3%
4%
4%
4%
5%
6%
7%
8%
8%
8%

Retail Stores (2)	23%
Beverage and Food	8%
Consumer Services	8%
Automotive	8%
Grocery	7%
Healthcare and Pharmaceuticals	6%
Containers, Packaging and Glass	5%
Capital Equipment	4%
Cargo Transportation	4%
Construction and Building	4%
Durable Consumer Goods	3%
Hotels and Leisure	3%
Non-Durable Consumer Goods	3%
Chemicals, Plastics and Rubber	3%
High Tech Industries	3%
Other (4)	10%

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2024.
2. Includes automotive dealerships.
3. Includes education facility, specialty, office, self-storage (net lease), laboratory, hotel (net lease), research and development, and land.
4. Includes tenants in the following industries: business services; metals; wholesale; telecommunications; aerospace and defense; insurance; sovereign and public finance; environmental industries; media: advertising, printing and publishing; oil and gas; consumer transportation; forest products and paper; banking; and electricity.

11

12 North America, 64% $828MM United States, 59% $763MM Canada (2), 4% $52MM Mexico (3), 1% $14MM Europe, 35% $459MM Other (4), 1% $7MM 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2024. 2. $48MM (93%) of ABR from Canada-based properties denominated in USD with the balance in CAD. 3. All ABR from Mexico-based properties denominated in USD. 4. Includes Mauritius (0.4%) and Japan (0.2%). W. P. Carey has been investing internationally for over 25 years, primarily in Northern and Western Europe Geographic Diversification (1) Through our financing and hedging strategies, we’ve significantly mitigated currency risk through a combination of over-weighting our debt in foreign currencies and utilizing contractual cash flow hedges.

13 Uncapped CPI 33% Fixed 44% Capped CPI 20% Other (2) 3% CPI-linked 53% None 0.4% 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2024. 2. Represents leases attributable to percentage rent (i.e., participation in the gross revenues of the tenant above a stated level). Over 99% of ABR comes from leases with contractual rent increases, including 53% linked to CPI Internal Growth from Contractual Rent Increases (1)

14 1.6% 1.8% 2.7% 3.0% 3.4% 3.4% 4.3% 4.3% 4.2% 4.1% 3.1% 2.9% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 1. Contractual same store portfolio includes leases that were continuously in place during the period from June 30, 2023 to June 30, 2024. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2024. Contractual same store growth of 2.9% (1) Same Store ABR Growth

15 0.9% 3.3% 4.6% 4.8% 4.2% 5.9% 2.9% 5.3% 3.2% 6.0% 6.1% 52.8% 0% 10% 20% 30% 40% 50% 60% 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of June 30, 2024. 2. Assumes tenants do not exercise any renewal or purchase options. Weighted-average lease term of 12.0 years Lease Expirations and Average Lease Term (1) Lease Expirations (% ABR) (2)

16 Historical Occupancy (1) 1. Net lease properties only. Historical data through 2021 includes properties owned by W. P. Carey or non-traded REIT funds managed (and subsequently acquired) by W. P. Carey. 2. Represents occupancy for each completed year at December 31. Otherwise, occupancy shown is for the most recent quarter. Stable occupancy maintained during the aftermath of the global financial crisis and throughout the COVID-19 pandemic 96.6% 97.3% 98.4% 98.8% 99.0% 99.2% 99.3% 99.8% 98.3% 98.9% 98.5% 98.5% 98.8% 98.1% 98.8% 0% 20% 40% 60% 80% 100% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2Q24 Occupancy (% Square Feet) (2)

17 Recent investment activity has been focused primarily on mission critical industrial and warehouse properties and essential retail Recent Acquisitions Purchase Price: $305 million* Transaction Type: Sale-leaseback Facility Type: Industrial / Warehouse Location: Various, Italy (12) / Spain (3) / Germany (1) Gross Square Footage: 4,458,514 Lease Term: 20-year lease Rent Escalation: Country CPI Fedrigoni November 2023 / January 2024 (16 properties) Purchase Price: $86 million Transaction Type: Sale-leaseback Facility Type: Industrial / Warehouse Location: Various, Italy (4) / Laval, Canada (1) Gross Square Footage: 1,081,900 Lease Term: 25-year lease* Rent Escalation: Italian CPI / Fixed (Canada) Metra March 2024 (5 properties) Angelo Gordon Portfolio May – August 2024 (19 properties) Purchase Price: $190 million (closed and committed)* Transaction Type: Acquisition Facility Type: Industrial / Warehouse Location: Various, U.S. (16) / Canada (3) Gross Square Footage: 3,115,912 Lease Term: 13-year weighted average Rent Escalation: U.S. CPI / Fixed Recent Acquisitions – Case Studies * As part of the transaction, WPC’s existing Canadian lease with Metra was reset to a term of 25 years. * Completed in 2 tranches - $157 million in November 2023 / $148 million in January 2024 Portfolio Acquisition * $149 million (16 properties) completed year to date. Additional 3 properties for $41 million to close by August.

18 Capital investments have become a more meaningful part of our investment activity and allow us to pursue follow-on opportunities with existing tenants Recent Capital Investments Investment: $14 million redevelopment Facility Type: Laboratory Location: Pleasanton, CA Additional Gross Square Footage: N/A Lease Term: 16-year lease Rent Escalation: Fixed Unchained Labs Completed August 2023 Investment: $14 million expansion Facility Type: Industrial Location: Salisbury, NC Additional Gross Square Footage: 125,549 Lease Term: 15-year lease* Rent Escalation: Fixed Hexagon Composites Completed March 2024 Investment: $2 million renovation Facility Type: Warehouse Location: Fredericia, Denmark Additional Gross Square Footage: N/A Lease Term: 17-year lease Rent Escalation: Danish CPI Danske Completed April 2024 Capital Investments – Case Studies * As part of the transaction, WPC’s existing lease on the entire facility was reset to a term of 15 years. * As part of the transaction, WPC’s existing lease on the entire facility was extended by 5 years.

19 Balance Sheet

20 Capitalization ($MM) (1) 6/30/24 Total Equity (2) $12,047 Pro Rata Net Debt Senior Unsecured Notes USD 2,800 Senior Unsecured Notes EUR (3) 3,774 Mortgage Debt, pro rata USD 343 Mortgage Debt, pro rata (EUR $167 / Other $46) 213 Unsecured Revolving Credit Facility USD 0 Unsecured Revolving Credit Facility (EUR $0 / Other $15) 15 Unsecured Term Loans (EUR $765 / GBP $341) 1,107 Total Pro Rata Debt $8,251 Less: Cash and Cash Equivalents (1,086) Less: Cash Held at Qualified Intermediaries (107) Total Pro Rata Net Debt $7,058 Enterprise Value $19,105 Total Capitalization $20,298 Leverage Metrics Pro Rata Net Debt / Adjusted EBITDA (4)(5) 5.4x Pro Rata Net Debt / Enterprise Value (2)(4) 36.9% Total Consolidated Debt / Gross Assets (6) 41.7% Weighted Average Interest Rate (three months ended June 30, 2024) (pro rata) 3.1% Weighted Average Debt Maturity (pro rata) 4.4 years Capitalization (%) • Size: Large, well-capitalized balance sheet with $19.1B in total enterprise value • Credit Rating: Investment grade balance sheet rated Baa1 by Moody’s and BBB+ by S&P • Liquidity (3): Ample liquidity of $3.2B at quarter end, includes $1.2B cash on hand and 1031 proceeds • Leverage: Maintain conservative leverage, targeting mid-to-high 5s Net Debt to EBITDA • Capital Markets: Demonstrated strong access to capital markets – Bond Issuance: €650MM of 4.25% Senior Unsecured Notes due 2032 issued in May 2024 and $400MM of 5.375% Senior Unsecured Notes due 2034 issued in June 2024 – Credit Facility: Recast $2.6B credit facility in December 2023, consisting of a $2.0B revolver due 2029, £270MM term loan due 2028 and €215MM term loan due 2028 – Term Loan: €500MM term loan swapped to 4.34% in April 2023, due 2026 – ATM: Issued an aggregate $852MM of net ATM equity in 2022 / 2023 – Private Placement: €150MM of 3.41% Senior Unsecured Notes due 2029 and €200MM of 3.70% Senior Unsecured Notes due 2032 issued in September 2022 Balance Sheet Highlights 59% 32% 6% 3% Equity (2) Senior Unsecured Notes (3) Unsecured Revolving Credit Facility / Term Loans Mortgage Debt (pro rata) Balance Sheet Overview 1. Amounts may not sum to totals due to rounding. 2. Based on a closing stock price of $55.05 on June 30, 2024 and 218,831,869 common shares outstanding as of June 30, 2024. 3. In July 2024, we repaid our €500 million 2.25% senior unsecured notes due 2024 at maturity. Metrics are not pro forma for repayment. 4. Pro rata net debt to enterprise value and pro rata net debt to Adjusted EBITDA are based on pro rata debt less consolidated cash and cash equivalents and cash held at qualified intermediaries. 5. Adjusted EBITDA represents 2Q24 annualized Adjusted EBITDA, as reported in the Form 8-K filed with the SEC on July 30, 2024. 6. Gross assets represent consolidated total assets before accumulated depreciation on real estate. Gross assets are net of accumulated amortization on in-place lease and above-market rent intangible assets.

21 % of Total (4) 7.2% 8.4% 19.2% 6.7% 14.1% 6.1% 6.8% 6.1% 15.3% 5.2% 4.8% Interest Rate (4) 2.4% 4.2% 3.7% 2.2% 3.5% 3.6% 1.0% 2.4% 3.7% 2.3% 5.4% $M M 1. Reflects amount due at maturity, excluding unamortized discount and unamortized deferred financing costs. 2. Reflects pro rata balloon payments due at maturity. W. P. Carey has one fully amortizing mortgage due in 2031 ($3MM). 3. Includes amounts drawn under the credit facility as of June 30, 2024. 4. Reflects the weighted average percentage of debt outstanding and the weighted average interest rate for each year based on the total outstanding balance as of June 30, 2024 (not pro forma for July 2024 bond repayment). 61 240 150 21 43 2 535 535 535 535 161 562 910 450 350 325 500 350 425 400 535 572 15 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Mortgage Debt Unsecured Bonds (EUR) Unsecured Bonds (USD) Unsecured Term Loans Unsecured Revolving Credit Facility (2) (3) Debt Maturity Schedule (as of June 30, 2024) Principal at Maturity (1) In July 2024, we repaid our €500 million 2.25% senior unsecured notes due 2024 at maturity

22 Metric Covenant June 30, 2024 Total Leverage Total Debt / Total Assets ≤ 60% 41.4% Secured Debt Leverage Secured Debt / Total Assets ≤ 40% 2.4% Fixed Charge Coverage Consolidated EBITDA / Annual Debt Service Charge ≥ 1.5x 4.4x Maintenance of Unencumbered Asset Value Unencumbered Assets / Total Unsecured Debt ≥ 150% 230.6% 1. This is a summary of the key financial covenants for our Senior Unsecured Notes, along with estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants governing the Senior Unsecured Notes. 2. As of June 30, 2024, our Senior Unsecured Notes consisted of the following note issuances: (i) €500 million 2.25% senior unsecured notes due 2024, (ii) $450 million 4.00% senior unsecured notes due 2025, (iii) $350 million 4.25% senior unsecured notes due 2026, (iv) €500 million 2.25% senior unsecured notes due 2026, (v) €500 million 2.125% senior unsecured notes due 2027, (vi) €500 million 1.35% senior unsecured notes due 2028, (vii) $325 million 3.85% senior unsecured notes due 2029, (viii) €525 million 0.95% senior unsecured notes due 2030, (ix) $500 million 2.40% senior unsecured notes due 2031, (x) $350 million 2.45% senior unsecured notes due 2032, (xi) €650 million 4.250% senior unsecured notes due 2032, (xii) $425 million 2.25% senior unsecured notes due 2033 and (xiii) $400 million 5.375% senior unsecured notes due 2034. Excludes the €150MM 3.41% senior unsecured notes due 2029 and €200MM 3.70% senior unsecured notes due 2032 issued in the September 2022 private placement offering. 3. In July 2024, we repaid our €500 million 2.25% senior unsecured notes due 2024 at maturity. Investment grade balance sheet rated Baa1 (stable) by Moody’s and BBB+ (stable) by S&P Senior Unsecured Notes (2)(3) Unsecured Bond Covenants (1)

23 ESG

W. P. CAREY

ESG

We continue to demonstrate our ongoing commitment to environmental and sustainability initiatives, corporate social responsibility and corporate governance.

Q2 2024 highlights include:

Environmental	▪ Achieved Gold recognition as a 2024 Green Lease Leader ▪ Engaged with tenants to identify property-level sustainability opportunities within our portfolio, which we believe can reduce carbon footprints, support tenants' sustainability goals and also represent attractive investments
Social	▪ Certified™ by Great Place to Work® in both the U.S. and the Netherlands ▪ Selected as one of this year's Best Small and Medium Workplaces in New York by Fortune magazine ▪ Welcomed our largest intern class to date for our global summer internship program
Governance	▪ Continued our commitment to managing risk, providing transparent disclosure and being accountable to our stakeholders ▪ Maintained the highest QualityScore rating of "1" from ISS in Governance
Reporting	▪ Improved our MSCI ESG Rating; Upgraded from "BBB" to "A" ▪ Published our sixth annual ESG Report

Irvine, CA Redevelopment



In Q2, we achieved substantial completion of the redevelopment of an outdated office property, in Irvine, CA, which we redeveloped into a new, Class A industrial facility.

The redevelopment includes:



electric-vehicle charging stations



energy-efficient LED lighting



drought-resistant landscaping



advanced energy metering

A rooftop solar installation is planned and LEED Gold certification is targeted.

24

25 Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”) and the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward- looking statements include, but are not limited to, statements that are not historical facts. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward- looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. All data presented herein is as of June 30, 2024 unless otherwise noted. Amounts may not sum to totals due to rounding. Past performance does not guarantee future results. Cautionary Statement Concerning Forward-Looking Statements

26 EBITDA and Adjusted EBITDA We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non- cash and noncore items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies. Other Metrics Pro Rata Metrics This presentation contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments. ABR ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2024. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis. Disclosures The following non-GAAP financial measures are used in this presentation